UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

SendGrid, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38275	27-0554600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 500 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

888-985-7363

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On March 22, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of SendGrid, Inc. (the “Company”) approved the adoption of the Company’s SVP Sales & Customer Success Incentive Plan (the “Plan”).  Under the Plan, certain employees of the Company, including Leandra Fishman, our Senior Vice President of Sales and Customer Success and a named executive officer, are eligible to receive cash incentives. Under the Plan, Ms. Fishman has the opportunity to earn sales commissions based on attainment of her cohort sales and new sales quotas for 2018.  Ms. Fishman’s target total sales commission for 2018 under the Plan is $153,750 or 66.67% of her base salary.  No commission will be paid on cohort sales unless Ms. Fishman achieves at least 95% of her cohort sales quota and no commission will be paid on new sales unless Ms. Fishman achieves at least 95% of her new sales quota.  To the extent Ms. Fishman exceeds her sales quotas for 2018 under the Plan, her total commission may be as high as $187,191.  On March 22, 2018, the Committee also set Ms. Fishman’s target cash bonus under the Company’s Senior Executive Cash Bonus Plan at 33.33% of her base salary.

A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	SVP Sales & Customer Success Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SendGrid, Inc.

Dated: March 28, 2018	By:	/s/ Michael Tognetti
Michael Tognetti
Senior Vice President, General Counsel

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